U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K


                                CURRENT REPORT


                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): November 25, 2003


                         WORLD AM COMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)


                                       Nevada
            (State or jurisdiction of incorporation or organization)


                                       0-29897
                              (Commission File Number)


                                      59-3253968
                    (I.R.S. Employer Identification Number)


     1400 West 122nd Avenue, Suite 104, Westminster, Colorado 80234
                  (Address of principal executive offices)


              Registrant's telephone number:  (303) 452-0022


           Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On November 25, 2003, World Am Communications, Inc.
("Registrant") announced the appointment of its director Thomas E. Ferneau, III, Esq., as Chief Financial Officer and General Counsel of the company. He was previously appointed to the Registrant's board of directors on June 20, 2003.

     Mr. Ferneau is involved in the general practice of law; primarily counseling and planning for individuals and businesses in estate-trust, tax, insurance problems associated with probate, business, finance and other related areas. He is experienced in many aspects of agricultural and business finance; title examination, loan litigation, bankruptcy-creditor and debtor law. Mr. Ferneau is also experienced in analyzing financial statements and related data for financial institutions, both state and federal.

     Mr. Ferneau serves on the board of directors of a Chinese joint venture tasked with helping to standardize and improve the state quality assurance testing laboratories. He also serves on the board of directors of an import export company with an Eastern European base and is the president of a widely held company. In addition, Mr. Ferneau has experience in Chinese law and has served since 2001 under a cooperative agreement with the Shanghai Jei Hau law firm.

     Mr. Ferneau holds both undergraduate and juris doctor degrees from the University of Nebraska, and is a member of the Nebraska and American Bar Associations. The Ferneau Law Office was originally established in 1892 and is one of the oldest continuing law practices in the State of Nebraska; he has been a solo practitioner since 1984.

                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       World Am Communications, Inc.



Dated: December 26, 2003               By: /s/ James H. Alexander
                                       James H. Alexander, President